Calculation of Filing Fee Tables
F-10
Metalla Royalty & Streaming Ltd.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Equity	Common Shares	457(o)	500,000,000		$ 500,000,000.00	0.0001381	$ 69,050.00
Fees to be Paid	2	Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Other	Subscription Receipts	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Other	Share Purchase Contracts	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 23,780.00
			Net Fee Due:						$ 45,270.00
Offering Note
[1]	(a) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, units or share purchase contracts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$500,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (b) The Maximum Aggregate Offering Price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	See notes (1)(a) and (1)(b).

[3]	See notes (1)(a) and (1)(b).

[4]	See notes (1)(a) and (1)(b).

[5]	See notes (1)(a) and (1)(b).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Metalla Royalty & Streaming Ltd.	F-10	333-264810	05/10/2022		$ 12,363.00	Unallocated (Universal) Shelf			$ 133,369,903.00
Fee Offset Claims	2	Metalla Royalty & Streaming Ltd.	F-10	333-280367	06/20/2024		$ 11,417.00	Unallocated (Universal) Shelf			$ 218,610,000.00
Fee Offset Sources	3	Metalla Royalty & Streaming Ltd.	F-10	333-264810		05/10/2022						$ 12,363.00
Fee Offset Sources	4	Metalla Royalty & Streaming Ltd.	F-10	333-280367		06/20/2024						$ 11,417.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid a registration fee of $12,363 in connection with its Registration Statement on Form F-10 (File No. 333-264810) (the "2022 Registration Statement"), filed on May 10, 2022, which registered an aggregate principal amount of $233,517,553 of common shares, warrants, subscription receipts, units and share purchase contracts to be offered by the Registrant from time to time (together, the "Original Offerings"). The gross proceeds from the Original Offerings were up to $6,649,918, which for purposes of this fee table has been applied to reduce the unsold aggregate offering amount and associated fee offset claimed with respect to the 2022 Registration Statement. Pursuant to Rule 457(p), the initially unused fee of $12,363 was carried forward to its Registration Statement on Form F-10 (File No. 333-280367) (the "2024 Registration Statement"), filed on June 20, 2024, which registered an aggregate principal amount of $218,610,000 of common shares, warrants, subscription receipts, units and share purchase contracts to be offered by the Registrant from time to time. No portion of the $218,610,000 aggregate offering amount associated with this fee was sold. The Registrant previously paid a registration fee of $12,363 in connection with the 2022 Registration Statement. The Registrant has terminated or completed any offering that included the unsold securities under the 2024 Registration Statement.

[2]	The Registrant previously paid a registration fee of $11,417 in connection with the 2024 Registration Statement. No portion of the $218,610,000 aggregate offering amount associated with this fee was sold. The Registrant has terminated or completed any offering that included the unsold securities under the 2024 Registration Statement.

Offset Note
[3]	Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $23,780 that was previously paid in connection with the Registrant's 2022 Registration Statement and 2024 Registration Statement.

[4]	See note (3).

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date